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                                                              EXHIBIT 10.19

                      STOCK PLEDGE AND SECURITY AGREEMENT

                               (Copperstate)

         This Stock Pledge and Security Agreement (the "Agreement") is made and entered into as of the 11th day of April, 1996, by and between COPPERSTATE METALS, INC., an Arizona Corporation ("Debtor"), and EMCO RECYCLING CORPORATION, an Arizona corporation ("Secured Party"), as follows:

         For value received, Debtor hereby grants to the Secured Party a security interest in the following described property, hereinafter referred to as the "Collateral", to-wit: Seventy-one Thousand, Three Hundred (71,300) shares of the common capital stock of General Parametrics Corporation, par value $.01 per share, together with all stock dividends, stock splits, and distribution of shares of subsidiaries or other assets which may at any time arise from such shares (but excluding any cash dividends) (such shares, including any shares derived from stock dividends and stock splits are hereinafter referred to as the "Shares"), to secure during the term of this
Agreement: (1) Debtor's obligations pursuant to that certain Assumption and indemnity Agreement, of even date herewith, by and between Debtor and Secured Party, and (2) all reasonable costs and expenses incurred by the Secured Party in the enforcement of Debtor's obligations under the Assumption and Indemnity Agreement (with (1) and (2) together herein referred to as the "Obligations").

         The Collateral will be kept at the office of Secured Party.


                     DEBTOR WARRANTS, COVENANTS AND AGREES:

         1. Title. Except for the security interest hereby granted, the Collateral is free from any lien, security interest, encumbrance or claim, and the Debtor will, at the Debtor's sole cost and expense, defend any action which may affect the Secured Party's interest herein, or the Debtor's title to the Collateral. The Shares to be held pursuant to this Agreement shall be issued with certificates titled in the name of the Debtor.

         2. Financing Statement. No financing statement covering the Collateral or any part thereof or any proceeds thereof is on file in any public office.

         3. Protection Of Collateral. In order to permit Secured Party, in the event of default hereunder, to accomplish transfer of the Shares constituting the Collateral, the Debtor shall execute in blank, such stock powers as Secured Party shall require, and such execution shall remain irrevocable during the term of this Agreement. The originals of such stock powers shall be held by Secured Party throughout the term of this Agreement in accordance with the terms hereof. The stock certificates for the Shares, together with the blank stock powers for such




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Shares (with Medallion signatures satisfactory to Secured Party's transfer agent), shall be executed and delivered by Debtor to Secured Party upon the Closing of the Merger Agreement.

         4. Taxes. The Debtor will pay promptly when due all taxes and assessments imposed on or by reason of the Collateral or for its benefit.

         5. Increase or Decrease in Value of Collateral. The Collateral shall remain subject to this Agreement, regardless of increase or decrease in the value thereof. In the event of decrease in value of the Collateral, the Debtor shall not be required to submit additional collateral nor, in the case of increase in the value of the Collateral, shall the Debtor be entitled to a release of Collateral from the escrow or the security interest hereby granted.

         6. Duration. This Agreement shall continue until the second anniversary of this Agreement, unless on or prior to such time, any of the claims referred to on Exhibit "A" to the Assumption and Indemnity Agreement have been asserted against Secured Party, in which case this Agreement shall continue indefinitely until (i) a final, non-appealable judgment has been entered which absolves the Secured Party from liability for any and all such claims; or (ii) the claimant asserting the claim referred to on Exhibit "A" of the Assumption and Indemnity Agreement has unconditionally released Secured Party from any and all claims.

         7. Payment. The Debtor shall repay immediately all sums expended by the Secured Party to protect its rights in accordance with the terms and provisions of this Agreement or incurred by Secured Party to protect, perfect or enforce its rights hereunder, including all reasonable attorneys' fees, including fees on appeal, whether suit be brought or not.

         8.      Notification Addresses.

                 a. The correct address of Debtor for the purposes of notifications required or appropriate hereunder is as follows:

                          Copperstate Metals, Inc.
                          Mr.  David Zack, President

                          ---------------------------
                          Phoenix, Arizona
                                           ----------
                 b. The correct address for Secured Party for the purposes of notifications required or allowed hereunder is as follows:

                          EMCO Recycling Corporation
                          Mr. George Moorehead, President
                          3700 W. Lower Buckeye
                          Phoenix, Arizona 85009


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                          With a copy to:

                          Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P. Fielder F. Nelms, Esq.
                          3700 NationsBank Plaza
                          901 Main Street
                          Dallas, Texas 75202

         Each Party shall give notice of revisions to said addresses which shall take effect immediately upon receipt of same. To be binding hereunder, all notices required hereunder shall be by Certified United States Mail, Return Receipt Requested.

          9. Attorney-in-Fact. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to do any and every act which Debtor is obligated under this Agreement to do, and exercise all rights of the Debtor in the Collateral consistent herewith and to make Collections and to execute any and all papers and instruments and to do other things necessary to preserve and protect the Collateral and the Secured Party's interest in the said Collateral.

         10. Time of Performance and Waiver. In performing any act under this Agreement, time shall be of the essence. The failure of the Secured Party to exercise any right or remedy shall not be a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default subsequently occurring.

         11. Default. The failure by Debtor to pay any Obligations within the ten (10) day notice period set forth below, shall constitute a default hereunder, entitling Secured Party to the remedies set forth below.

         12. Notice of Default. Debtor shall not be in default under this Agreement until ten (10) days after Secured Party has given written notice to Debtor of the specific instances of default during which time Debtor shall have failed to cure the default.

         13. Remedies. Upon the occurrence of a default hereunder, the Secured Party shall have the right to (i) exercise any and all of the rights and remedies provided by the Uniform Commercial Code as adopted by the State of Arizona as well as other rights and remedies, either at law or in equity, possessed by the Secured Party; or (ii) set off against the Shares an amount sufficient to cure the default, measured as follows: each Share set off by Secured Party shall reduce the Obligations by an amount equal to the bid price for such Share on the trading day immediately preceding such day of set off, and if such Share has not been registered under the Securities Act of 1933, by multiplying such amount by eighty-five percent (85%). The Shares which are set off by Secured Party or purchased by Secured Party at a foreclosure sale shall be retired as treasury shares.

         14. Rights of Debtor. Prior to any set off or foreclosure, all Shares shall be owned by Debtor, and Debtor shall be entitled to vote the same. All cash dividends issued or paid upon the Shares shall be distributed to Debtor. However, notwithstanding the foregoing, there shall





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be deposited with Secured Party all Shares issued to Debtor as a result of any stock dividend or stock split with respect to the Shares.

          15.    Miscellaneous Provisions.

                 (a) Applicable Law. This Agreement shall be construed under and in accordance with the Uniform Commercial Code and other applicable laws of the State of Arizona, and all obligations of the parties created hereunder are performable in Maricopa County, Arizona. Both parties submit themselves to the jurisdiction of the courts of the State of Arizona sitting in Maricopa County, Arizona, and stipulate that such courts hold proper venue.

                 (b) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and assigns where permitted under this Agreement.

                 (c) Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          IN WITNESS WHEREOF, the parties have executed this Stock Pledge and Security Agreement as of the day and year first above stated.

                                              DEBTOR:

                                              COPPERSTATE METALS, INC.,
                                              an Arizona corporation

Date: April 11, 1996                          By: /s/ David M. Zack
     -------------------------------              ---------------------------
                                                   David M. Zack, President

                                              SECURED PARTY:

                                              EMCO RECYCLING CORPORATION,
                                              an Arizona corporation


Date: April 11, 1996                          By: /s/ G. O. Moorehead
     -------------------------------              ---------------------------
                                                  George Moorehead, President






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